FORM F-4
                             Exhibit Number 23.3

                                                                  EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Form F-4 of CP Ships (UK) Limited, Lykes Lines Limited LLC and TMM Lines Limited LLC and on Form F-10 of CP Ships Limited of our report dated 27th February 2002 except as to note 22(k) which is as of 28th May 2002, and note 23 and note 24 which are as of 20th September 2002 and our Notice to US readers dated 27th February 2002 except as to note 22(k) which is dated 28th May 2002 relating to the financial statements of CP Ships Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial Information" in such Registration Statement.


     PricewaterhouseCoopers LLP

     PricewaterhouseCoopers LLP
     Chartered Accountants
     Toronto, Ontario, Canada
     20th September 2002